Exhibit 99

News Release
CACI International Inc - 1100 North Glebe Road - Arlington Virginia 22201

CACI Announces Intent to Acquire
Athena Innovative Solutions, Inc.
 Acquisition to Expand CACI Services to Intelligence Community and National Security Clients

Arlington, Va., September 24, 2007 - CACI International Inc (NYSE: CAI) announced today that it has signed a definitive agreement to acquire Athena Innovative Solutions, Inc. from Veritas Capital. Athena provides specialized services and solutions to the Intelligence Community and national security clients. Closing is anticipated by November 1, 2007.

Athena is headquartered in Arlington, Virginia, with offices in Northern Virginia, Charlottesville, and Tampa, Florida. The company has a full-time staff of more than 600 professionals, over 95 percent of whom possess security clearances at the Top Secret level, or above. The company offers expertise in five core competencies: human intelligence, counterintelligence, counterterrorism, all-source analysis, and strategic policy development. More than 90 percent of Athena's services are provided on-site at customer locations throughout the U.S. and abroad. Athena's revenue is expected to be approximately $110 million for the calendar year ending December 2007. The transaction is expected to be slightly accretive over the next 12 months.

CACI President of U.S. Operations Bill Fairl said, "The acquisition of Athena will be of considerable strategic value to CACI. Athena is an elite provider of specialized professional services and solutions to America's intelligence organizations, with experienced and highly qualified specialists in multiple areas of critical support. We will be proud to welcome these talented teams and individuals to CACI to increase the services we deliver to help our federal government clients meet their most challenging intelligence and national security requirements."

According to CACI President and Chief Executive Officer Paul Cofoni, "At CACI, we believe intelligence is part of America's front line of defense in countering terrorist threats, and we are committed to enhancing our nation's intelligence capabilities. The acquisition of Athena will give us additional intelligence expertise to meet this objective. We expect the professionals from Athena will be a great fit with our CACI culture, and we have great confidence they will grow and succeed on our team. We look forward to another successful strategic acquisition that will enable us to provide more value for our clients and high returns for our shareholders as we grow our company."

Athena President and CEO James C. King (Lieutenant General, U.S. Army, Ret.) stated, "By joining CACI, we enhance Athena's core strength - the outstanding team of people that help our customers and nation solve the challenges of our changing world. We thank Veritas Capital for their leadership and support. We look forward to joining the men and women of CACI. We value an entrepreneurial spirit and are dedicated to providing quality customer support through individual commitment, accountability, and innovative thinking."

"We are very pleased that Athena will join the CACI team," said Robert B. McKeon, Founder and CEO of Veritas Capital. "The union of CACI and Athena will provide invaluable services to the Intelligence Community and national security clients. We are pleased for all of Athena's constituencies, and we wish Jim King and his team the best."

About Athena

A respected leader for solving complex challenges in a changing environment, Athena Innovative Solutions, Inc. creatively applies innovation, high standards and experience in the national security, technology and policy arenas for our government and industry partners. We offer a wide range of products and services designed to address all manner of national security issues. Athena is proud to be at the forefront of the war on terrorism, assisting the United States in fighting terrorism and preventing further attacks on our homeland. Athena Innovative Solutions is known and respected for providing unparalleled people with expertise, insight and commitment to deliver innovative solutions that result in assured, reliable and consistent success for our clients.

About Veritas

Veritas Capital is a private equity investment firm headquartered in New York. Founded in 1992 by Robert B. McKeon, Veritas invests primarily in companies specializing in outsourcing services to the government, primarily in the areas of defense and aerospace, security and infrastructure. Veritas' portfolio of companies includes, or has included, DynCorp International, Vangent, Inc., Aeroflex, Inc., Integrated Defense Technologies, Athena Innovative Solutions, and McNeil Technologies, among others. Veritas is dedicated to providing the highest level of critical services and equipment to the defense and federal sectors around the world. For more information, please visit http://www.veritascapital.com.

About CACI

CACI International Inc provides the IT and network solutions needed to prevail in today's new era of national security, intelligence, and e-government. From systems integration and managed network solutions to knowledge management, engineering, simulation, and information assurance, we deliver the IT applications and infrastructures our federal customers use to improve communications and collaboration, secure the integrity of information systems and networks, enhance data collection and analysis, and increase efficiency and mission effectiveness. Our solutions lead the transformation of national security and intelligence, assure homeland security, enhance decision-making, and help government to work smarter, faster, and more responsively. CACI is a member of the Fortune 1000 Largest Companies of 2007 and the Russell 2000 index. CACI provides dynamic careers for approximately 10,500 employees working in over 120 offices in the U.S. and Europe. CACI is the IT provider for a networked world. Visit CACI on the web at www.caci.com.

There are statements made herein which do not address historical facts and, therefore could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: the ability to close the acquisition of Athena in a timely manner and successfully integrate its operations; the accretiveness of the Athena transaction to our earnings; regional and national economic conditions in the United States and the United Kingdom, including conditions that result from terrorist activities or war; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. Government or other public sector projects in the event of a priority need for funds, such as homeland security, the war on terrorism or rebuilding Iraq; government contract procurement (such as bid protest, small business set asides, etc.) and termination risks; the results of government investigations into allegations of improper actions related to the provision of services in support of U.S. military operations in Iraq; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); material changes in laws or regulations applicable to our businesses, particularly in connection with (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, and (iii) competition for task orders under Government Wide Acquisition Contracts ("GWACs") and/or schedule contracts with the General Services Administration; our own ability to achieve the objectives of near term or long range business plans; and other risks described in the company's Securities and Exchange Commission filings.

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For investor information contact: David Dragics Senior Vice President, Investor Relations (703) 841-3710 ddragics@caci.com	For other information contact: Jody Brown Executive Vice President, Public Relations (703) 841-7801 jbrown@caci.com